                                                                  EXECUTION COPY
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                            -----------------------


                            GRANTOR TRUST AGREEMENT


                           Dated as of June 1, 1998


                            -----------------------

                                     among

                     CONTISECURITIES ASSET FUNDING CORP.,

                                 as Depositor,

                          CONTIMORTGAGE CORPORATION,

                                 as Servicer,

                                      and

                   MANUFACTURERS AND TRADERS TRUST COMPANY,

                              as Grantor Trustee

                           Pass-Through Certificates

                                 Series 1998-A

================================================================================


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                                TABLE OF CONTENTS





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
Article I DEFINITIONS; RULES OF CONSTRUCTION..............................................................  3

     Section 1.01.  Definitions...........................................................................  3
     Section 1.02.  Use of Words and Phrases.............................................................. 11
     Section 1.03.  Captions; Table of Contents........................................................... 11
     Section 1.04.  Opinions.............................................................................. 11

Article II ESTABLISHMENT AND ORGANIZATION OF THE TRUST.................................................... 13

     Section 2.01.  Establishment of the Trust............................................................ 13
     Section 2.02.  Office................................................................................ 13
     Section 2.03.  Purposes and Powers................................................................... 13
     Section 2.04.  Appointment of the Grantor Trustee; Declaration of Trust.............................. 13
     Section 2.05.  Expenses of the Trust................................................................. 13
     Section 2.06.  Ownership of the Trust................................................................ 14
     Section 2.07.  Situs of the Trust.................................................................... 14
     Section 2.08.  [RESERVED]............................................................................ 14

Article III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR.................................... 15

     Section 3.01.  Representations and Warranties of the Depositor....................................... 15
     Section 3.02.  Representations and Warranties of the Servicer........................................ 17
     Section 3.03.  [RESERVED]............................................................................ 19
     Section 3.04.  [RESERVED]............................................................................ 19
     Section 3.05.  Conveyance of the Class A-2 Internal Certificates..................................... 19
     Section 3.06.  Acceptance by Trustee................................................................. 19

Article IV ISSUANCE AND SALE OF CERTIFICATES.............................................................. 20

     Section 4.01.  Issuance of Certificates.............................................................. 20
     Section 4.02.  Sale of Certificates.................................................................. 20

Article V CERTIFICATES AND TRANSFER OF INTERESTS.......................................................... 21

     Section 5.01.  Terms................................................................................. 21
     Section 5.02.  Forms................................................................................. 21
     Section 5.03.  Execution, Authentication and Delivery................................................ 21
     Section 5.04.  Registration and Transfer of Certificates............................................. 22
     Section 5.05.  Mutilated, Destroyed, Lost or Stolen Certificates..................................... 24
     Section 5.06.  Persons Deemed Owners................................................................. 25
     Section 5.07.  Cancellation.......................................................................... 25
     Section 5.08.  Limitation on Transfer of Ownership Rights............................................ 25
     Section 5.09.  Assignment of Rights.................................................................. 25

Article VI COVENANTS...................................................................................... 26

     Section 6.01.  Distributions......................................................................... 26
     Section 6.02.  Money for Distributions to be Held in Trust; Withholding.............................. 26
     Section 6.03.  Protection of Trust Estate............................................................ 27
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     Section 6.04.  Performance of Obligations............................................................ 28
     Section 6.05.  Negative Covenants.................................................................... 28
     Section 6.06.  No Other Powers....................................................................... 28
     Section 6.07.  Limitation of Suits................................................................... 29
     Section 6.08.  Unconditional Rights of Owners to Receive Distributions............................... 29
     Section 6.09.  Rights and Remedies Cumulative........................................................ 30
     Section 6.10.  Delay or Omission Not Waiver.......................................................... 30
     Section 6.11.  Control by Owners..................................................................... 30
     Section 6.12.  Indemnification....................................................................... 30
     Section 6.13.  Access to Owners of Certificates' Names and Addresses................................. 31




Article VII ACCOUNTS, DISBURSEMENTS AND RELEASES.......................................................... 32

     Section 7.01.  Collection of Money................................................................... 32
     Section 7.02.  Establishment of Accounts............................................................. 32
     Section 7.03.  Flow of Funds......................................................................... 32
     Section 7.04.  [RESERVED]............................................................................ 34
     Section 7.05.  Investment of Accounts................................................................ 34
     Section 7.06.  Payment of Trust Expenses............................................................. 35
     Section 7.07.  Eligible Investments.................................................................. 35
     Section 7.08.  Accounting and Directions by Grantor Trustee.......................................... 37
     Section 7.09.  Reports by Grantor Trustee to Owners and the Certificate Insurer...................... 38
     Section 7.10.  Reports by Grantor Trustee............................................................ 39
     Section 7.11.  Preference Payments................................................................... 39

Article VIII SERVICING AND ADMINISTRATION OF ASSETS....................................................... 41

     Section 8.01.  Servicer.............................................................................. 41
     Section 8.02.  [RESERVED]............................................................................ 41
     Section 8.03.  [RESERVED]............................................................................ 41
     Section 8.04.  [RESERVED]............................................................................ 41
     Section 8.05.  Indemnification....................................................................... 41
     Section 8.06.  [RESERVED]............................................................................ 41
     Section 8.07.  [RESERVED]............................................................................ 41
     Section 8.08.  Grantor Trust Account................................................................. 41
     Section 8.09.  [RESERVED]............................................................................ 43
     Section 8.10.  Servicing Compensation................................................................ 43
     Section 8.11.  Annual Statement as to Compliance..................................................... 43
     Section 8.12.  [RESERVED]............................................................................ 43
     Section 8.13.  Access to Certain Documentation and Information Regarding the Class     A-2 Internal
     Certificates.    43

     Section 8.14.  Assignment of Agreement............................................................... 43
     Section 8.15.  Removal of Servicer; Resignation of Servicer.......................................... 44
     Section 8.16.  Inspections by Certificate Insurer; Errors and Omissions Insurance.................... 45

Article IX TERMINATION OF TRUST........................................................................... 46

     Section 9.01.  Termination of Trust.................................................................. 46
     Section 9.02.  [RESERVED]............................................................................ 46
     Section 9.03.  [RESERVED]............................................................................ 46
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     Section 9.04.  Disposition of Proceeds............................................................... 46

Article X THE GRANTOR TRUSTEE............................................................................. 47

     Section 10.01.  Certain Duties and Responsibilities.................................................. 47
     Section 10.02.  Removal of Grantor Trustee for Cause................................................. 48
     Section 10.03.  Certain Rights of the Grantor Trustee................................................ 49
     Section 10.04.  Not Responsible for Recitals or Issuance of Certificates............................. 50
     Section 10.05.  May Hold Certificates................................................................ 51
     Section 10.06.  Money Held in Trust.................................................................. 51
     Section 10.07.  Compensation and Reimbursement; No Lien for Fees..................................... 51
     Section 10.08.  Corporate Grantor Trustee Required; Eligibility...................................... 51
     Section 10.09.  Resignation and Removal; Appointment of Successor.................................... 52
     Section 10.10.  Acceptance of Appointment by Successor Grantor Trustee............................... 53
     Section 10.11.  Merger, Conversion, Consolidation or Succession to Business of the Grantor Trustee... 54
     Section 10.12.  Tax Returns and Reports.............................................................. 54
     Section 10.13.  Liability of the Grantor Trustee..................................................... 54
     Section 10.14.  Appointment of Co-Grantor Trustee or Separate Grantor Trustee........................ 55

Article XI MISCELLANEOUS.................................................................................. 57

     Section 11.01.  Compliance Certificates and Opinions................................................. 57
     Section 11.02.  Form of Documents Delivered to the Grantor Trustee................................... 57
     Section 11.03.  Acts of Owners....................................................................... 58
     Section 11.04.  Notices, etc. to Grantor Trustee..................................................... 58
     Section 11.05.  Notices and Reports to Owners; Waiver of Notices..................................... 59
     Section 11.06.  Rules by Grantor Trustee............................................................. 59
     Section 11.07.  Successors and Assigns............................................................... 59
     Section 11.08.  Severability......................................................................... 60
     Section 11.09.  Benefits of Agreement................................................................ 60
     Section 11.10.  Legal Holidays....................................................................... 60
     Section 11.11.  Governing Law; Submission to Jurisdiction............................................ 60
     Section 11.12.  Counterparts......................................................................... 61
     Section 11.13.  Usury................................................................................ 61
     Section 11.14.  Amendment............................................................................ 61
     Section 11.15.  Paying Agent; Appointment and Acceptance of Duties................................... 62
     Section 11.16.  [RESERVED]........................................................................... 63
     Section 11.17.  Additional Limitation on Action and Imposition of Tax................................ 63
     Section 11.18.  [RESERVED]........................................................................... 63
     Section 11.19.  The Certificate Insurer.............................................................. 63
     Section 11.20.  [RESERVED]........................................................................... 63
     Section 11.21.  Third Party Rights................................................................... 63
     Section 11.22.  Notices.............................................................................. 63
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EXHIBIT A
EXHIBIT B
EXHIBIT C


                                     iii

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         GRANTOR TRUST AGREEMENT, relating to CONTIMORTGAGE GRANTOR TRUST 1998-A
(the "Trust"), dated as of June 1, 1998 by and among CONTISECURITIES ASSET FUNDING CORP., a Delaware corporation, in its capacity as Depositor (the "Depositor"), CONTIMORTGAGE CORPORATION, a Delaware corporation in its capacity as a Servicer (the "Servicer") and MANUFACTURERS AND TRADERS TRUST COMPANY, a
New York banking corporation, in its capacity as the Grantor Trustee (the "Grantor Trustee").

         WHEREAS, the Depositor wishes to establish the Trust and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution thereof;

         WHEREAS, the Servicer has agreed to service the ContiMortgage Home Equity Loan Trust 1998-A Pass Through Certificates Class A-2 Internal (the "Class A-2 Internal Certificates") which, along with the Swap Agreement dated June 1, 1998 between National Westminster Bank, Plc (the "Swap Counterparty") and the Grantor Trustee (the "Swap Agreement"), and the related MBIA Certificate Insurance Policy constitute the principal assets of the Trust Estate;

         WHEREAS, pursuant to the Swap Agreement the Grantor Trustee will distribute to the Swap Counterparty on each Payment Date all amounts in respect of interest received on the Class A-2 Internal Certificates on such Payment Date and shall have the right to receive from the Swap Counterparty on the related Swap Payment Date an amount equal to interest due on such Payment Date on the Class A-2 Floating Certificates at the Class A-2 Floating Pass-Through Rate;

         WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Grantor Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

         WHEREAS, Manufacturers and Traders Trust Company is willing to serve in the capacity of Grantor Trustee hereunder;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Servicer, and the Grantor Trustee hereby agree as follows:

                                   CONVEYANCE

         To provide for the distribution of the interest on and/or principal of the Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trust, without recourse and for the exclusive benefit of the Owners of the Certificates and the Certificate Insurer, all of its respective right, title and interest in and to any and all benefits accruing to it from (a) the Class A-2 Internal Certificates issued by the ContiMortgage Home Equity Loan Trust 1998-2 (the "Home Equity Trust") pursuant to a Pooling and Servicing Agreement dated June 1, 1998 among ContiSecurities Asset Funding Corp., as Depositor,

ContiMortgage Corporation, as Seller and
Servicer, ContiWest Corporation, as Seller and Manufacturers and Traders Trust Company, as Trustee (the "Pooling and Servicing Agreement"); (b) the Insurance Agreement; (c) the Certificate Insurance Policy; (d) the Swap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein ((a)-(e) above shall be collectively referred to herein as the "Trust Estate").

         The Grantor Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability to the end that the interests of the Owners may be adequately and effectively protected.

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                                   Article I

                       DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.01. Definitions . For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         "Account": Any account established in accordance with Section 7.02 or
8.08 hereof.

         "Accrual Period": With respect to the Certificates and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. All calculations of interest on the Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

         "Agreement": This Grantor Trust Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

         "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to the Agreement, and whose action is binding upon such Person; with respect to the Depositor, the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Grantor Trustee, any Vice President, Assistant Vice President, Trust Officer or any Officer of the Grantor Trustee located at the Corporate Trust Office.

         "Business Day": Any day that is not a Saturday, Sunday or other day on which the Certificate Insurer or commercial banking institutions in The City of New York, or in the city in which the principal corporate trust office of the Grantor Trustee is located, are authorized or obligated by law or executive order to be closed.

         "Certificate": Any of the Class A-2 Floating Certificates, each representing the interests and rights described under this Agreement.

         "Certificate Insurance Policy": The certificate guaranty insurance policy (number 29885) dated June 29, 1998 issued by the Certificate Insurer for the benefit of the Owners of the Certificates pursuant to which the Certificate Insurer guarantees Insured Payments.

         "Certificate Insurer": MBIA Insurance Corporation, a New York stock insurance company, or any successor thereto, as issuer of the Certificate Insurance Policy.

         "Certificate Insurer Default": The existence and continuance of any of the following:

         (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

         (b) (i) the entry by a court having jurisdiction in the premises of (A) a final and nonappealable decree or order for relief in respect of the Certificate Insurer in an

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         involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a final and nonappealable decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganizing, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, Grantor Trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the acquiescence by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, Grantor Trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

         "Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Floating Certificates less any amounts actually distributed on such Class A-2 Floating Certificates with respect to the Principal Distribution Amount pursuant to
Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates.

         "Class": The Class A-2 Floating Certificates.

         "Class A-2 Floating Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Floating Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Grantor Trustee, representing the right to distributions as set forth herein.

         "Class A-2 Floating Distribution Amount": With respect to any Payment Date, the sum of Current Interest, the Interest Carry Forward Amount and the Principal Distribution Amount.

         "Class A-2 Floating Termination Date": The Payment Date on which the Certificate Principal Balance the Certificates has been reduced to zero.

         "Class A-2 Floating Pass-Through Rate": For any Payment Date, LIBOR plus 0.03% per annum.

         "Closing": As defined in Section 4.02 hereof.

         "Code": The Internal Revenue Code of 1986, as amended.

         "ContiMortgage": ContiMortgage Corporation, a Delaware corporation that is the Servicer.

         "Corporate Trust Office": The principal office of the Grantor Trustee at One M&T Plaza, Buffalo, New York 14203.

         "Current Interest": With respect to any Payment Date, the amount of interest accrued on the Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Floating Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-2 Floating Certificates as it relates to interest previously paid on the Class A-2 Floating Certificates.

         "Depositor": ContiSecurities Asset Funding Corp., a Delaware corporation, or any successor thereto.

         "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004, and any successor Depository hereafter named.

         "Designated Depository Institution": With respect to the Grantor Trust Account, a trust account maintained by the trust department of a federal or state chartered depository institution acceptable to the Certificate Insurer acting in its fiduciary capacity, having combined capital and surplus of at least $50,000,000; provided, however, that if the Grantor Trust Account is not maintained with the Grantor Trustee, (i) such institution shall have a long-term debt rating of at least "A2" by Moody's, and, if rated by Fitch, at least "A" by Fitch (ii) a short-term debt rating of at least "A-1" by Standard & Poor's and
(iii) if such Principal and Interest Account is moved to a new institution, the Servicer shall provide the Grantor Trustee, the Certificate Insurer and the Owners with a statement identifying the location of the Grantor Trust Account.

         "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date.

         "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

         "Eligible Investments": Those investments so designated pursuant to
Section 7.07 hereof.

         "FannieMae": Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

         "FannieMae Guide": FannieMae's Servicing Guide, as the same may be amended by FannieMae from time to time, and the Servicer shall elect to apply such amendments in accordance with Section 8.01 hereof.

         "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

         "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

         "Final Determination": [RESERVED]

         "Final Scheduled Payment Date": March 15, 2013.

         "Fiscal Agent": State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer under the Certificate Insurer Policy or any successor thereto appointed by the Certificate Insurer.

         "Fitch": Fitch IBCA, Inc.

         "Grantor Trust Account": The certificate account established in accordance with Section 7.02 hereof and maintained in the corporate trust department of the Grantor Trustee; provided that the funds in such account shall not be commingled with other funds held by the Grantor Trustee.

         "Grantor Trustee": Manufacturers and Traders Trust Company, a New York banking corporation, the Corporate Trust Department of which is located on the date of execution of this Agreement at One M&T Plaza, Buffalo, New York 14203, not in its individual capacity but solely as Grantor Trustee under this Agreement, and any successor hereunder.

         "Grantor Trustee Fee": The fee payable monthly on each Payment Date under the Pooling and Servicing Agreement as the "Trustee Fee" shall be deemed to include any fee payable to the Grantor Trustee.

         "Highest Lawful Rate": As defined in Section 11.13.

         "Insurance Agreement": The Insurance Agreement dated as of June 1, 1998, among the Depositor, the Sellers, the Servicer, the Certificate Insurer and the Grantor Trustee, as it may be amended from time to time.

         "Insurance Commitment Letter": The letter dated June 29, 1998 from MBIA to ContiMortgage Corporation.

         "Insured Payment": With respect to any Payment Date, without duplication, (A) the excess, if any, of (i) the sum of the aggregate Current Interest for the Class A-2 Floating Certificates at the Class A-2 Floating Pass-Through Rate over (ii) the amounts available to the Grantor Trustee for distribution of Current Interest on the Class A-2 Floating Certificates (less any such amounts that cannot be distributed to the Owners of the Class A-2 Floating Certificates as a result of proceedings under the United States Bankruptcy Code) without regard to any related Insured Payment to be made with respect to such Payment Date plus (B) an amount equal to the Preference Amount with respect to the Class A-2 Floating Certificates.

         "Insurance Proceeds": Payments received with respect to any Insurance Policy, except the Certificate Insurance Policy.

         "Interest Amount Available": As of any Payment Date, the Interest Remittance Amount.

         "Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Current Interest as of the immediately preceding Payment Date and (B) any unpaid Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-2 Floating Pass-Through Rate.

         "Interest Remittance Amount": As of any Payment Date, all interest due on such Payment Date with respect to the Class A-2 Internal Certificates.

         "LIBOR": (A) With respect to any Accrual Period for the Certificates, the rate determined by the Grantor Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Grantor Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

         "LIBOR Determination Date": With respect to any Accrual Period for the Certificates, the first London Business Day preceding the commencement of such Accrual Period.

         "London Business Day": Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Monthly Excess Interest Amount": [RESERVED]

         "Monthly Remittance Amount": As of any Payment Date, the sum of (i) the Interest Remittance Amount and (ii) the Principal Remittance Amount for such Payment Date.

         "Moody's": Moody's Investors Service, Inc.

         "Offered Certificates": Collectively, the Class A-2 Floating Certificates.

         "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Grantor Trustee.

         "Operative Documents": Collectively, this Agreement, the Underwriting Agreement, the Certificates, the Certificate Insurance Policy, the Insurance Agreement and the Indemnification Agreement.

         "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

         (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

         Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Grantor Trustee or any Paying Agent in trust for the Owners of such Certificates;

         Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Grantor Trustee is presented that any such Certificates are held by a bona fide purchaser;

         Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

         Certificates as to which the Grantor Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Grantor Trustee.

         "Owner": The Person in whose name a Certificate is registered in the Register and the Certificate Insurer to the extent described in Section 5.06 hereof, respectively hereof; provided that solely for the purposes of determining the exercise of any voting rights hereunder, if any Offered Certificates are beneficially owned by a Seller or any affiliate thereof, such Seller or such affiliate shall not be considered an Owner hereunder.

         "Paying Agent": Initially, the Grantor Trustee, and thereafter, the Grantor Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Grantor Trustee and the Depositor to make payments on the Certificates on behalf of the Grantor Trustee.

         "Payment Date": Any date on which the Grantor Trustee is required to make distributions to the Owners, which shall be the 15th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day.

         "Percentage Interest": With respect to a Class of the Offered Certificates, a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance represented by all the Certificates in such Class.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pooling and Servicing Agreement": The Pooling and Servicing Agreement, dated as of June 1, 1998, among the Depositor, ContiMortgage, ContiWest Corporation and Manufacturers and Traders Trust Company, as Trustee.

         "Preference Amount": With respect to the Offered Certificates, any amounts of Current Interest included in previous distributions to the Owners of such Certificates which are recoverable and are sought to be recovered from such Owners as a voidable preference by a Grantor Trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Owners.

         "Premium Amount": As defined in the Insurance Commitment Letter.

         "Principal Distribution Amount": As of any Payment Date, an amount equal to the Principal Remittance Amount.

         "Principal Remittance Amount": As of any Payment Date, the principal received by the Trust with respect to the payment due under the Class A-2 Internal Certificates for such Payment Date.

         "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Prospectus": The Prospectus dated December 16, 1997 constituting part of the Registration Statement.

         "Prospectus Supplement": The ContiMortgage Home Equity Loan Pass-Through Certificates, Series 1998-2 Prospectus Supplement dated June 9, 1998 to the Prospectus.

         "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Rating Agencies": Collectively, Moody's, Standard & Poor's and Fitch or any successors thereto.

         "Record Date": With respect to the Class A-2 Floating Certificates, the day immediately preceding such Payment Date.

         "Reference Banks": Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank Plc, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Grantor which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with either Seller or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Grantor Trustee.

         "Register": The register maintained by the Registrar in accordance with
Section 5.04 hereof, in which the names of the Owners are set forth.

         "Registrar": The Grantor Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

         "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-39505), including all amendments thereto and including the Prospectus relating to the Offered Certificates constituting a part thereof.

         "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

         "Servicer": ContiMortgage Corporation, a Delaware corporation, and its permitted successors and assigns.

         "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

         "Servicing Fee": The fees payable under the Pooling and Servicing Agreement as the "Servicing Fee" thereunder shall be deemed to include any fee payable under this Agreement to the Servicer.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

         "Startup Day": June 29, 1998.

         "Swap Payment": On each Swap Payment Date, (A) the amount that is payable to the Grantor Trustee from the Swap Counterparty equal to Current Interest on the Class A-2 Floating Certificates or (B) the amount that is payable to the Swap Counterparty from the Grantor Trustee, equal to interest received on such Payment Date on the Class A-2 Internal Certificates, in each case in accordance with the terms of the Swap Agreement.

         "Swap Payment Date": (A) In the case of the Swap Counterparty the third Business Day prior to a Payment Date and (B) in the case of the Grantor Trustee such Payment Date.

         "Tax Return": The federal income tax return to be filed on behalf of the Trust together with any and all other information reports or returns that may be required to be furnished to the Owners of the Certificates or filed with the Internal Revenue Service as any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Total Available Funds": As of any Payment Date, the Interest Amount Available, less any such amount that cannot be distributed to the Owners of the Class A-2 Internal Certificates as a result of proceedings under the United States Bankruptcy Code.

         "Trust": ContiMortgage Grantor Trust 1998-A, the trust created under this Agreement.

         "Trust Estate": As defined in the conveyance clause under this Agreement.

         "Underwriters": Greenwich Capital Markets, Inc., Bear, Stearns & Co., ContiFinancial Services Corporation, Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith, Inc., Morgan Stanley Dean Witter and Nomura Securities International, Inc.

         Section 1.02. Use of Words and Phrases.

         "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

         Section 1.03. Captions; Table of Contents.

         The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

         Section 1.04. Opinions.

         Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                END OF ARTICLE I

                                   Article II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

         Section 2.01. Establishment of the Trust.

         The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "ContiMortgage Grantor Trust 1998-A".

         Section 2.02. Office.

         The office of the Trust shall be in care of the Grantor Trustee, addressed to One M&T Plaza, Buffalo, New York 14203, Attention Corporate Trust Administration, or at such other address as the Grantor Trustee may designate by notice to the Depositor, the Seller, the Certificate Insurer and the Servicer.

         Section 2.03. Purposes and Powers.

         The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and distribution of payments thereon and the acquiring, owning and holding of the ContiMortgage Home Equity Loan Trust 1998-2, Pass Through Certificates, Class A-2 Internal Certificates, executing the Swap Agreement and making and receiving payments thereunder and the Trust Estate in connection therewith, and the Certificate Insurance Policy; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners.

         Section 2.04. Appointment of the Grantor Trustee; Declaration of Trust.

         The Depositor hereby appoints the Grantor Trustee as Grantor Trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Grantor Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Grantor Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

         Section 2.05. Expenses of the Trust.

         The expenses of the Trust, including (i) the fees of the Grantor Trustee (including any portion of the Grantor Trustee Fee not paid pursuant to Section 7.03(b) hereof), (ii) any reasonable expenses of the Grantor Trustee, and (iii) any other expenses of the Trust that have been reviewed by ContiMortgage, which review shall not be required in connection with the enforcement of a remedy by the Grantor Trustee resulting from a default under this Agreement, shall be paid directly by ContiMortgage. ContiMortgage shall pay directly the reasonable fees and expenses of counsel to the Grantor Trustee. The reasonable fees and expenses of the Grantor Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be paid by ContiMortgage on the Startup Day.

         Section 2.06. Ownership of the Trust.

         On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

         Section 2.07. Situs of the Trust.

         It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created and administered in, and all Accounts maintained by the Grantor Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property located in any state other than in the State of New York and payments will be received by the Grantor Trustee only in the State of New York and payments from the Grantor Trustee will be made only from the State of New York. The Trust's only office will be at the office of the Grantor Trustee as set forth in Section 2.02 hereof.

         Section 2.08. [RESERVED]

                                END OF ARTICLE II

                                  Article III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                OF THE DEPOSITOR

         Section 3.01. Representations and Warranties of the Depositor.

         The Depositor hereby represents, warrants and covenants to the Grantor Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

         (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Depositor is a party.

         (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Depositor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor required to be stated therein or necessary to make the statements contained therein with respect to the Depositor, in light of the circumstances under which they were made, not misleading. There is no fact known to the Depositor that materially adversely affects or in the future may (so far as the Depositor can now reasonably foresee) materially adversely affect the Depositor or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

         (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

         (j) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Class A-2 Internal Certificates, nor is the Depositor aware of any pending insolvency.

         (k) The transfer, assignment and conveyance of the Class A-2 Internal Certificates by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (l) The Depositor is not transferring the Class A-2 Internal Certificates to the Grantor Trustee with any intent to hinder, delay or defraud its creditors.

         (m) The transfer of the Class A-2 Internal Certificates is not required to be registered under the Securities Act of 1933, as amended.

         It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Class A-2 Internal Certificates to the Grantor Trustee.

         Section 3.02. Representations and Warranties of the Servicer.

         The Servicer hereby represents, warrants and covenants to the Grantor Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

         (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is in compliance with the laws of each state to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer and will not violate the Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

         (c) This Agreement and the Operative Documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Servicer is a party.

         (e) No litigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer's knowledge, threatened against the Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which the Servicer is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and the other Operative Documents to which the Servicer is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Registration Statement which describe the Servicer or matters or activities for which the Servicer is responsible in accordance with the Operative Document or which are attributed to the Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Servicer, in light of the circumstances under which they which they were made, not misleading.

         (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board.

         (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (j) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

         It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Class A-2 Internal Certificates to the Grantor Trustee.

         Upon discovery by any of either the Servicer, any Owner, the Certificate Insurer or the Grantor Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, may thereafter be removed by the Grantor Trustee pursuant to
Section 8.20 hereof; provided, however, that if any party can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer.

         Section 3.03. [RESERVED]

         Section 3.04. [RESERVED]

         Section 3.05. Conveyance of the Class A-2 Internal Certificates.

         On the Startup Day the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys, without recourse, to the Trust all of its respective right, title and interest in and to the Trust Estate. The transfer by the Depositor of the Class A-2 Internal Certificates to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

         It is intended that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Class A-2 Internal Certificates conveying good title thereto free and clear of any liens and encumbrances from the Depositor to the Trust and that the Class A-2 Internal Certificates not be part of the Depositor's estate in the event of insolvency. In the event that such conveyance is deemed to be a loan, the parties intend that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

         Section 3.06. Acceptance by Trustee.

         The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by each of the Sellers and the Depositor in the form attached as Exhibit B hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definitions of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

                               END OF ARTICLE III

                                   Article IV
                        ISSUANCE AND SALE OF CERTIFICATES

         Section 4.01. Issuance of Certificates.

         On the Startup Day, upon the Grantor Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit C hereto, the Grantor Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust.

         Section 4.02. Sale of Certificates.

         At 11 a.m. New York City time on the Startup Day (the "Closing"), at the offices of Dewey Ballantine LLP, 180 Maiden Lane, New York, New York, the Depositor will sell and convey the Class A-2 Internal Certificates, instruments and other property related thereto to the Grantor Trustee, and the Grantor Trustee will deliver to the Underwriters the Class A-2 Floating Certificates with an aggregate Percentage Interest equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriters shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Grantor Trustee.

         Upon the Grantor Trustee's receipt of the entire net proceeds of the sale of the Class A-2 Floating Certificates, the Grantor Trustee shall remit the entire balance of such net proceeds to the Depositor in accordance with instructions delivered by the Depositor.

                                END OF ARTICLE IV

                                   Article V
                     CERTIFICATES AND TRANSFER OF INTERESTS

         Section 5.01. Terms.

         (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates guaranteed by any Person except for the rights of the Grantor Trustee on behalf of the Owners of the Certificates with respect to the Certificate Insurance Policy. The Certificates are payable solely from payments received on or with respect to the Class A-2 Internal Certificates, payments received by the Grantor Trustee under the Swap Agreement, moneys in the Grantor Trust Account, earnings on moneys and the proceeds of property held as a part of the Trust Estate and the Certificate Insurance Policy. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Class A-2 Internal Certificates, pro rata in accordance with such Owner's Percentage Interest.

         (b) Each Owner is required, and hereby agrees, to return to the Grantor Trustee any Certificate with respect to which the Grantor Trustee has made the final distribution due thereon. Any such Certificate as to which the Grantor Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Grantor Trustee.

         Section 5.02. Forms.

         The Class A-2 Internal Certificates shall be in substantially the forms set forth in Exhibit A hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Depositor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Depositor executing such Certificates, as evidenced by his execution thereof.

         Section 5.03. Execution, Authentication and Delivery.

         Each Certificate shall be executed and authenticated by the manual or facsimile signature of one of the Grantor Trustee's Authorized Officers. Upon proper authentication by the Grantor Trustee, the Certificates shall bind the Trust.

         The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

         No Certificate shall be valid until executed and authenticated as set forth above.

         Section 5.04. Registration and Transfer of Certificates.

         (a) The Grantor Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Grantor Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Grantor Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners, the Certificate Insurer and the Grantor Trustee shall have the right to inspect the Register during the Grantor Trustee's normal hours and to obtain copies thereof, and the Grantor Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

         If a Person other than the Grantor Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Certificates then Outstanding with the consent of the Certificate Insurer, the Grantor Trustee will give the Owners and the Certificate Insurer prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register. In connection with any such appointment the annual fees of the bank then serving as Grantor Trustee and Registrar shall thenceforth be reduced by the amount to be agreed upon by the Grantor Trustee and the Depositor at such time and the reasonable fees of the Registrar shall be paid, as expenses of the Trust, pursuant to Section 7.05 hereof.

         (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Depositor shall execute and the Grantor Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or percentage interest of the Certificate so surrendered.

         (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Depositor and the Grantor Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

         (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

         (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

         (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Grantor Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

         (g) It is intended that the Certificates be registered so as to participate in a global book entry system with the Depository, as set forth herein. The Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Certificate of such Class. Upon initial issuance, the ownership of each such Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

         On the Startup Day, the Offered Certificates shall be issued in denominations of no less than $1,000 and integral multiples thereof.

         The Depositor and the Grantor Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

         With respect to the Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Certificate Insurer and the Grantor Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Certificate Insurer and the Grantor Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Certificate as shown in the Register, of any notice with respect to the Certificates or
(iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Certificates. No Person other than a registered Owner of a Certificate as shown in the Register shall receive a certificate evidencing such Certificate.

         Upon delivery by the Depository to the Grantor Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Certificates appearing as registered Owners in the registration books maintained by the Grantor Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

         (h) In the event that (i) the Depository or the Depositor advises the Grantor Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Depositor or the Grantor Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository, the Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Offered Certificates may be registered in whatever name or names registered Owners of the Certificates transferring the Certificates shall designate, in accordance with the provisions hereof.

         (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any of the Certificates is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates and all notices with respect to such Offered Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

         Section 5.05. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Grantor Trustee, or the Grantor Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Grantor Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Grantor Trustee such security or indemnity as may be reasonably required by it to hold the Grantor Trustee and the Certificate Insurer harmless, then, in the absence of notice to the Grantor Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Grantor Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

         Upon the issuance of any new Certificate under this Section, the Registrar or Grantor Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

         Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 5.06. Persons Deemed Owners.

         The Grantor Trustee and the Certificate Insurer and any agent of the Grantor Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever and the Grantor Trustee and the Certificate Insurer or any agent of the Grantor Trustee shall not be affected by notice to the contrary.

         Section 5.07. Cancellation.

         All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Grantor Trustee, be delivered to the Grantor Trustee and shall be promptly canceled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates may be held by the Grantor Trustee in accordance with its standard retention policy.

         Section 5.08. Limitation on Transfer of Ownership Rights.

         No sale or other transfer of any Offered Certificate may be made to the Depositor or the Servicer.

         Section 5.09. Assignment of Rights.

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.

                                END OF ARTICLE V

                                   Article VI
                                    COVENANTS

         Section 6.01. Distributions.

         On each Payment Date, the Grantor Trustee will withdraw amounts from the Grantor Trust Account and make the distributions with respect to the Certificates and the Swap Agreement in accordance with the terms of the Certificates, the Swap Agreement and this Agreement. Such distributions shall be made (i) by check or draft mailed on each Payment Date or (ii) if requested by any Owner of (A) Certificate in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date.

         Section 6.02. Money for Distributions to be Held in Trust; Withholding.

         (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Grantor Trust Account, shall be made by and on behalf of the Grantor Trustee, and no amounts so withdrawn from the Grantor Trust Account, for payments of Certificates and under the Swap Agreement except as provided in this Section.

         (b) Whenever the Depositor has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Grantor Trustee will, on the Business Day immediately preceding each Payment Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

         (c) The Depositor may at any time direct any Paying Agent to pay to the Grantor Trustee all sums held in trust by such Paying Agent, such sums to be held by the Grantor Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Grantor Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (d) The Depositor shall require each Paying Agent, including the Grantor Trustee on behalf of the Trust to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (e) Any money held by the Grantor Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and paid to the Servicer; and the Owner of such Certificate shall thereafter, as an unsecured general creditor, look only to Servicer for payment thereof and all liability of the Grantor Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the

Grantor Trustee or such Paying Agent before being required to make any such payment, may, at the expense of the Trust, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication. The Grantor Trustee shall, at the direction of the Depositor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Grantor Trustee or any Paying Agent, at the last address of record for each such Owner).

         Section 6.03. Protection of Trust Estate.

         (a) The Grantor Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon request of the Certificate Insurer or, with the consent of the Certificate Insurer at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor or the Certificate Insurer, to:

         (i) more effectively hold in trust all or any portion of the Trust Estate;

         (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

         (iii) enforce the Class A-2 Internal Certificate;

         (iv) enforce the Swap Agreement; or

         (v) preserve and defend title to the Trust Estate and the rights of the Grantor Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

         The Grantor Trustee shall send copies of any request received from the Depositor or the Certificate Insurer to take any action pursuant to this Section
6.03 to the other parties hereto.

         (b) The Grantor Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement, the obligations of the ContiMortgage Home Equity Loan Trust 1998-2 under the Class A-2 Fixed Certificate, the obligations of the Swap Counterparty under the Swap Agreement and the obligations of the Certificate Insurer under the Certificate Insurance Policy; in addition, the Certificate Insurer or the Owners, by action, suit or proceeding at law or equity shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer and/or the Owners as such rights are set forth in this Agreement, provided, however, that nothing in this Section shall require any action by the Grantor Trustee unless the Grantor Trustee shall first (i) have been furnished indemnity satisfactory to it and
(ii) when required by this Agreement, have been requested by the Certificate Insurer or Owners of a majority of the Percentage Interests represented by the Certificates then Outstanding with the consent of the Certificate Insurer; provided, further, however, that if there is a dispute with respect to payments under a Certificate Insurance Policy, the Grantor Trustee's sole responsibility is to the Owners.

         (c) The Grantor Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Grantor Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

         Section 6.04. Performance of Obligations.

         The Grantor Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

         The Grantor Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).

         Section 6.05. Negative Covenants.

         The Grantor Trustee will not permit the Trust to:

         (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

         (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

         (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

         (iv) dissolve or liquidate in whole or in part, except pursuant to
    Article IX hereof; or

         (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

         Section 6.06. No Other Powers.

         The Grantor Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

         Section 6.07. Limitation of Suits.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, the Insurance Agreement, the Swap Agreement, the Certificate Insurance Policies or for the appointment of a receiver or Grantor Trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

    (1) such Owner has previously given written notice to the Depositor, the Certificate Insurer and the Grantor Trustee of such Owner's intention to institute such proceeding;

    (2) the Owners of not less than 25% of the Percentage Interests represented by the Offered Certificates then Outstanding, shall have made written request to the Grantor Trustee to institute such proceeding in its own name as Grantor Trustee establishing the Trust;

    (3) such Owner or Owners have offered to the Grantor Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

    (4) the Grantor Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

    (5) as long as any Certificates are Outstanding or any Reimbursement Amount (as defined in the Insurance Agreement) remains unpaid, the Certificate Insurer consented in writing thereto (unless the Certificate Insurer is the party against whom the proceeding is directed); and

    (6) no direction inconsistent with such written request has been given to the Grantor Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Certificates or;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

         In the event the Grantor Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(5) of this Section 6.07, the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement (unless the Certificate Insurer is the party against whom the proceeding is directed).

         Section 6.08. Unconditional Rights of Owners to Receive Distributions. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         Section 6.09. Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Grantor Trustee, the Certificate Insurer or the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10. Delay or Omission Not Waiver. No delay of the Grantor Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in
Section 8.20(a) or (b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Grantor Trustee, the Certificate Insurer or the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Grantor Trustee, the Certificate Insurer or the Owners, as the case may be.

         Section 6.11. Control by Owners. The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Certificates then Outstanding with the consent of the Certificate Insurer may direct the time, method and place of conducting any proceeding for any remedy available to the Grantor Trustee with respect to the Certificates or exercising any trust or power conferred on the Grantor Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03, provided that:

    (1) such direction shall not be in conflict with any rule of law or with this Agreement;

    (2) the Grantor Trustee shall have been provided with indemnity satisfactory to it; and

    (3) the Grantor Trustee may take any other action deemed proper by the Grantor Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Grantor Trustee need take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

         Section 6.12. Indemnification. The Depositor agrees to indemnify and hold the Grantor Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Grantor Trustee, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Depositor to perform its duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Grantor Trustee, the Certificate Insurer and each Owner if such a claim is made by a third party with respect to this Agreement, and the Depositor shall assume (with the consent of the Grantor Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, either of the Sellers, the Grantor Trustee, the Certificate Insurer and/or any Owner in respect of such claim. The provisions of this Section 6.12 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 6.13. Access to Owners of Certificates' Names and Addresses.

         (a) If any Owner (for purposes of this Section 6.13, an "Applicant") applies in writing to the Grantor Trustee, and such application states that the Applicant desires to communicate with other Owners with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Grantor Trustee shall, at the expense of such Applicant, within ten (10) Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Owners of record as of the most recent Payment Date.

         (b) Every Owner, by receiving and holding such list, agrees with the Grantor Trustee that the Grantor Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Owners hereunder, regardless of the source from which such information was derived.

                                END OF ARTICLE VI

                                  Article VII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 7.01. Collection of Money.

         Except as otherwise expressly provided herein, the Grantor Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Grantor Trustee pursuant to this Agreement, the Swap Agreement, the Class A-2 Fixed Certificate, or the Certificate Insurance Policy. The Grantor Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

         Section 7.02. Establishment of Accounts.

         The Depositor shall cause to be established on the Startup Day, and the Grantor Trustee shall maintain, at the Corporate Trust Office, the Grantor Trust Account, which is to be held by the Grantor Trustee on behalf of the Owners of the Certificates, the Certificate Insurer and the Grantor Trustee.

         Section 7.03. Flow of Funds. The Grantor Trustee shall deposit to the Grantor Trust Account, without duplication, upon receipt, any payments received under the Swap Agreement, any Insured Payments, the proceeds of any liquidation of the assets of the Trust, all remittances made to the Grantor Trustee pursuant to Section 8.08(b) and the Monthly Remittance Amount received from the ContiMortgage Home Equity Loan Trust 1998-2.

         (b) On each Payment Date, the Grantor Trustee shall make the following disbursements from the Interest Remittance Amount (including the interest component of any Insured Payments which is available only for the payment of the amount described in Second below), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

         (i) First, to the Swap Counterparty, any regularly scheduled payment due to the Swap Counterparty under Section 2(a) of the Swap Agreement;

         (ii) Second, to the Owners of the Certificates, the Current Interest plus the related Interest Carry Forward Amount with respect the Certificates without any priority among the Certificateholders; provided, that if the Interest Amount Available plus the interest component of any Insured Payment is not sufficient to make a full distribution of interest with respect to all Certificates, and the amount of the shortfall will be carried forward as the Interest Carry Forward Amount.

         (iii) [RESERVED]

         (c) [RESERVED]

         (d) On each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred: 100% of the Principal Distribution Amount to the Owners of the Class A-2 Floating Certificates.

         (e) [RESERVED]

         (f) [RESERVED]

         (g) [RESERVED]

         (h) [RESERVED]

         (i) [RESERVED]

         (j) [RESERVED]

         (k) Upon receipt of Insured Payments from the Certificate Insurer on behalf of the Owners of the Certificates, the Grantor Trustee shall deposit such Insured Payments in the Grantor Trust Account and shall distribute such Insured Payments, or the proceeds thereof as provided in paragraph (b) above.

         (l) Anything herein to the contrary notwithstanding, any payment with respect to interest on any of the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the interest on such Certificates within the meaning of Section 7.03. The Depositor, the Servicer and the Grantor Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Grantor Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of interest on any Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Owners to receive such interest together with any interest thereon of the applicable Pass-Through Rate from the Trust and (b) the Certificate Insurer shall be paid such interest only from the sources and in the manner provided herein for the payment of such interest.

         It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Payment Date for amounts previously paid by it unless on such Payment Date the Owners of the Certificates shall also have received the full amount of the Class A-2 Floating Distribution Amount for such Payment Date.

         The Grantor Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Owners of the related Certificates as set forth in Section 7.03(b). Insured Payments disbursed by the Grantor Trustee or Paying Agent from proceeds of a Certificate Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Certificates and the Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to the Pooling and Servicing Agreement.

         The rights of the Owners to receive distributions from the proceeds of the Trust Estate and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement.

         Section 7.04. [RESERVED]

         Section 7.05. Investment of Accounts.

         (a) Consistent with any requirements of the Code, all or a portion of any Account held by the Grantor Trustee for the benefit of the Owners and the Certificate Insurer shall be invested and reinvested by the Grantor Trustee in the name of the Grantor Trustee for the benefit of the Owners and the Certificate Insurer, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount; provided that the proceeds of the Certificate Insurance Policy shall not be so invested. The bank serving as Grantor Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

         (b) If any amounts are needed for disbursement from any Account held by the Grantor Trustee and sufficient uninvested funds are not available to make such disbursement, the Grantor Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

         (c) Subject to Section 10.01 hereof, the Grantor Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Grantor Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Grantor Trustee is the obligor thereon).

         (d) The Grantor Trustee shall invest and reinvest funds in the Accounts held by the Grantor Trustee, in accordance with the written instructions delivered to the Grantor Trustee on the Startup Day, but only in one or more Eligible Investments bearing interest or sold at a discount.

         If the Depositor shall have failed to give investment directions to the Grantor Trustee then the Grantor Trustee shall invest in money market funds described in Section 7.07(g); to be redeemable without penalty no later than the Business Day immediately preceding the next Payment Date.

         (e) All income or other gain from investments in any Account held by the Grantor Trustee shall be for the account of the Servicer and shall be distributed to the Servicer immediately prior to any distribution under Section
7.03 hereof on any Payment Date, and any loss resulting from such investments shall be for the account of the Servicer and promptly upon the realization of such loss the Servicer contribute funds in an amount equal to such loss to such Account.

         Section 7.06. Payment of Trust Expenses.

         (a) The Grantor Trustee shall make demand on ContiMortgage to pay the amount of the expenses of the Trust (other than payments of premiums to the Certificate Insurer and the Grantor Trustee's Fees) and ContiMortgage shall promptly pay such expenses directly to the Persons to whom such amounts are due.

         (b) The Depositor shall pay directly the reasonable fees and expenses of counsel to the Grantor Trustee.

         Section 7.07. Eligible Investments.

         The following are Eligible Investments:

         (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

         (b) Federal Housing Administration debentures; FHLMC senior debt obligations, and FannieMae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption; and consolidated senior debt obligations of any Federal Home Loan Banks; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

         (c) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by Standard & Poor's and P-1 by Moody's;

         (d) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of Standard & Poor's and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

         (e) Investment agreements approved by the Certificate Insurer, provided:

    (1) The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligations rated Aa2 or better by Moody's and AA or better by each of Standard & Poor's and Fitch, and

    (2) Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

    (3) The agreement is not subordinated to any other obligations of such insurance company or bank, and

    (4) The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

    (5) The Grantor Trustee receives an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank;

         (f) Repurchase agreements collateralized by securities described in (a) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's A-1+ or AA, respectively or better by Standard & Poor's and F-1+ or AA, respectively, or better by Fitch, provided:

    a. A master repurchase agreement or specific written repurchase agreement governs the transaction, and

    b. The securities are held free and clear of any lien by the Grantor Trustee or an independent third party acting solely as agent for the Grantor Trustee, and such third party is (a) a Federal Reserve Bank or
        (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, or (c) a bank approved in writing for such purpose by the Certificate Insurer and the Grantor Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Grantor Trustee, and

    c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR
        350.0 et seq., in such securities is created for the benefit of the Grantor Trustee, and

    d. The repurchase agreement has a term of thirty days or less and the Grantor Trustee will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

    e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106% and such collateral securities must be valued weekly and market-to-market at current market price plus accrued interest.

         (g) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of each Rating Agency; and

         (h) Investments in no load money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act and rated AAAm or AAAm-G by Standard & Poor's, Aaa by Moody's, and AAA, if rated by Fitch;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         Section 7.08. Accounting and Directions by Grantor Trustee.

         (a) (i) The Grantor Trustee shall determine whether an Insured Payment will be required to be made by the Certificate Insurer on the following Payment Date and if so then no later than 12:00 noon on the second Business Day immediately preceding the related Payment Date the Grantor Trustee shall furnish the Certificate Insurer and the Depositor with a completed Notice in the form set forth as Exhibit A to the Certificate Insurance Policy. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy.

         (ii) The Grantor Trustee shall determine (a) the payment due to the Grantor Trustee under the Swap Agreement (which shall equal Current Interest for the related Payment Date on the Class A-2 Floating Certificates) and (b) the payment due to the Swap Counterparty under the Swap Agreement (which shall equal interest to be received on the related Payment Date on the Class A-2 Internal Certificates) not later than 12:00 noon on the fourth Business Day immediately preceding the related Payment Date and the Grantor Trustee shall notify the Swap Counterparty and the Certificate Insurer of such amounts to be received and to be paid under the Swap Agreement.

         (b) By 12:00 noon New York time, on the [third] Business Day preceding each Payment Date (or such earlier period as shall be agreed by the Depositor and the Grantor Trustee), the Grantor Trustee shall notify (subject to the terms of Section 10.03(j) hereof, based solely on information provided to the Grantor Trustee by the Servicer) the Depositor, the Certificate Insurer and each Owner of the following information with respect to the next Payment Date (which notification may be given by facsimile or by telephone promptly confirmed in writing):

    (1) The aggregate amount then on deposit in the Grantor Trust Account;

    (2) The Class A-2 Floating Distribution Amount, with respect to the Class A-2 Floating Certificates, on the next Payment Date;

    (3) The amount of any Insured Payment to be made by the Certificate Insurer on such Payment Date;

    (4) The application of the amounts described in clause (1) preceding to the allocation and distribution of the related Class A-2 Floating Distribution Amount, on such Payment Date in accordance with Section
        7.03 hereof;

    (5) The Certificate Principal Balance of the Certificates, the aggregate amount of the principal of each Class of Certificates to be paid on such Payment Date and the remaining Certificate Principal Balance of the Class A-2 Floating Certificates following any such payment;

    (6) The amount of any Swap Payment due to the Grantor Trustee on the related Swap Payment Date; and

    (7) The amount of any Swap Payment received by the Grantor Trustee on the related Swap Payment Date.

         Section 7.09. Reports by Grantor Trustee to Owners and the Certificate Insurer.

         (a) On each Payment Date the Grantor Trustee shall report in writing to the Depositor, each Owner, the Certificate Insurer, the Underwriters and the Rating Agencies:

         (i) the amount of the distribution with respect to such Owners' Certificates (based on a Certificate in the original principal amount of $1,000);

         (ii) the amount of such Owner's distributions allocable to principal;

         (iii) the amount of such Owner's distributions allocable to interest (based on a Certificate in the original principal amount of $1,000;

         (iv) the Interest Carry Forward Amount;

         (v) the principal amount of the Certificates (based on a Certificate in the original principal amount of $1,000 which will be Outstanding after giving effect to any payment of principal on such Payment Date;

         (vi) based upon information furnished by the Depositor, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

         (vii) the amount of any Insured Payment included in the distribution to Owners of Certificates;

         (viii) the amount of the Swap Payment received from the Swap Counterparty and the amount of the Swap Payment paid by the Grantor Trustee to the Swap Counterparty on the applicable Swap Payment Date;

         (ix) all information received by the Grantor Trust Owner of the Class A-2 Fixed Certificate; and

         (x) the Class A-2 Floating Pass-Through Rate.

         The Servicer shall provide to the Grantor Trustee the information described in Section 8.08(d)(iii) and in clause (b) below to enable the Grantor Trustee to perform its reporting obligations under this Section, and such obligations of the Grantor Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ix) shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Grantor Trustee pursuant to Section 8.01 hereof.

         (b) The Servicer shall furnish to the Grantor Trustee and to the Certificate Insurer during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Grantor Trustee or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Grantor Trustee or the Certificate Insurer may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by the requesting party for the fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of business.

         Section 7.10. Reports by Grantor Trustee.

         (a) The Grantor Trustee shall report to the Depositor, each of the Sellers, the Underwriters, the Certificate Insurer and each Owner, with respect to the amount on deposit in the Grantor Trust Account and the identity of the investments included therein, as the Depositor or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Grantor Trustee shall, at the request of the Depositor or the Certificate Insurer transmit promptly to the Depositor and the Certificate Insurer copies of all accounting of receipts in respect of the Class A-2 Internal Certificates furnished to it by the Servicer and shall notify the Certificate Insurer if any Monthly Remittance Amount has not been received by the Grantor Trustee when due.

         (b) The Grantor Trustee shall report to the Certificate Insurer and each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.

         Section 7.11. Preference Payments.

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owners relating to or arising under the Class A-2 Floating Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payment shall be disbursed to the receiver or trustee in bankruptcy named in the final court order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A-2 Floating Certificates to such receiver or trustee in bankruptcy in which case payment will be disbursed to the Owner.

         Each Owner by its purchase of Class A-2 Floating Certificates, the Servicer and the Grantor Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Grantor Trustee and the Owners of each Certificate in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

                               END OF ARTICLE VII

                                  Article VIII
                          SERVICING AND ADMINISTRATION
                                    OF ASSETS

         Section 8.01. Servicer.

         The Servicer shall give prompt notice to the Grantor Trustee and the Certificate Insurer of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

         Section 8.02. [RESERVED].

         Section 8.03. [RESERVED].

         Section 8.04. [RESERVED].

         Section 8.05. Indemnification.

         (a) [RESERVED]

         (b) The Servicer (except Manufacturers and Traders Trust Company if it is required to succeed the Servicer hereunder) agrees to indemnify and hold the Grantor Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Grantor Trustee, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Class A-2 Internal Certificates in compliance with the terms of this Agreement. The Servicer shall immediately notify the Grantor Trustee, the Certificate Insurer and each Owner if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Grantor Trustee and the Certificate Insurer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Grantor Trustee, the Certificate Insurer and/or Owner in respect of such claim. The provisions of this Section 8.05 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 8.06. [RESERVED]

         Section 8.07. [RESERVED]

         Section 8.08. Grantor Trust Account.

         (a) The Grantor Trustee shall establish and maintain at one or more Designated Depository Institutions selected by the Servicer the Grantor Trust Account to be held as a trust account. The Grantor Trust Account shall be identified on the records of the Designated Depository Institution as follows:
"Manufacturers and Traders Trust Company, as Grantor Trustee under the Grantor Trust Agreement dated as of June 1, 1998". If the institution at any time holding the Grantor Trust Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall, within 30 days, be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder and notify the Grantor Trustee thereof. If the Servicer fails to name such a successor institution, then the Grantor Trust Account shall thenceforth be held as a trust account with a qualifying Designated Depository Institution selected by the Grantor Trustee. The Grantor Trustee shall notify the Certificate Insurer and the Owners if there is a change in the name, account number or institution holding the Grantor Trust Account.

         (b) All funds in the Grantor Trust Account shall be held (i) uninvested (up to the limits insured by the FDIC) or (ii) invested in Eligible Investments. Any investments of funds in the Grantor Trust Account shall mature or be withdrawable at par on or prior to the immediately succeeding Payment Date. The Grantor Trust Account shall be held in trust in the name of the Grantor Trustee for the benefit of the Owners and the Certificate Insurer. Any investment earnings net of investment losses (which losses have not previously been contributed by the Servicer) on funds held in the Grantor Trust Account shall be for the account of the Servicer and shall be disbursed by the Grantor Trustee from the Grantor Trust Account to the Servicer immediately prior to the distributions under Section 7.03 hereof on any Payment Date. Any investment losses on funds held in the Grantor Trust Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Grantor Trust Account. Any references herein to amounts on deposit in the Grantor Trust Account shall refer to amounts net of such investment earnings.

         (c) [RESERVED]

         (d) (i) The Trustee may make withdrawals account from the amounts on deposit in the Grantor Trust Account, with respect to the Class A-2 Internal Certificates, for the following purposes:

    (A) to make a disbursement to the Servicer on each Payment Date immediately prior to the disbursements under Section 7.03 hereof of investment earnings (net of investment losses) on amounts on deposit in the Grantor Trust Account;

    (B)  [RESERVED]

    (C) to withdraw amounts that have been deposited to the Grantor Trust Account in error; and

    (D) to clear and terminate the Grantor Trust Account following the termination of the Trust pursuant to Article IX.

        (ii) On the Business Day preceding each Payment Date, the Servicer shall deliver to the Grantor Trustee and the Certificate Insurer, a monthly servicing report with respect to the Class A-2 Internal Certificates, containing the following information: principal and interest to be received on the related Payment Date with respect to the Class A-2 Internal Certificates, any Swap Payments to be received by the Grantor Trustee or to be made by the Grantor Trustee under the Swap Agreement on the applicable Swap Payment Date, the Class A-2 Floating Pass-Through Rate, principal and interest to be paid on the related Payment Date to the Owners of the Class A-2 Floating Certificates, the amount of the Insured Payment, if any, to be received by the Grantor Trustee with respect to the related Payment Date and other similar information concerning the Trust Estate.

        (iii) The Servicer shall provide to the Grantor Trustee the information described in Section 8.08(d)(ii) and in Section 7.09(a) to enable the Grantor Trustee to perform its reporting requirements under Section 7.09 and the Grantor Trustee shall forward such information to the Underwriters within five Business Days of receipt thereof.

         Section 8.09. [RESERVED]

         Section 8.10. Servicing Compensation.

         The fee payable to the Servicer under the Pooling and Servicing Agreement shall be, in part, compensation for the activities of the Servicer hereunder and the Servicer shall not be entitled to any further compensation other than earnings (net of losses) on investments in the Grantor Trust Account.

         Section 8.11. Annual Statement as to Compliance.

         The Servicer, at its own expense, will deliver to the Grantor Trustee, the Depositor, the Certificate Insurer and the Rating Agencies, on or before March 31 of each year, commencing in 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         Section 8.12. [RESERVED]

         Section 8.13. Access to Certain Documentation and Information Regarding the Class A-2 Internal Certificates..

         The Grantor Trustee shall provide to the Certificate Insurer, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Class A-2 Internal Certificates, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Grantor Trustee designated by it.

         Section 8.14. Assignment of Agreement.

         The Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Grantor Trustee and the Certificate Insurer, which consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(i) of the Pooling and Servicing Agreement for a successor servicer.

         Section 8.15. Removal of Servicer; Resignation of Servicer.

         (a) The removal or resignation pursuant to the Pooling and Servicing Agreement of the Servicer as defined in the Pooling and Servicing Agreement shall also constitute a removal or resignation of the Servicer hereunder. The Certificate Insurer shall have the same rights concerning removal or resignation of the Servicer hereunder as it does in the Pooling and Servicing Agreement.

         (b) The successor servicer appointed pursuant to the Pooling and Servicing Agreement shall become the successor servicer hereunder.

         (c) No removal or resignation of the Servicer shall become effective hereunder until the Trustee under the Pooling and Servicing Agreement or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

         (d) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Grantor Trustee and the Certificate Insurer, which opinion shall be at the Servicer's expense.

         (e) [RESERVED]

         (f) [RESERVED]

         (g) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Grantor Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Class A-2 Internal Certificates, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

         (h) Any collections then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Grantor Trustee and remitted directly and immediately to the Grantor Trustee or the successor Servicer.

         (i) [RESERVED]

         (j) [RESERVED]

         (k) The Grantor Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Grantor Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Grantor Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Grantor Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Class A-2. Neither the Grantor Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the Servicer agrees to reimburse the Trust, the Certificate Insurer and the Owners for the costs and expenses associated with the transfer of servicing to the replacement Servicer.

         (l) The Servicer which is being removed or is resigning shall give notice to the, the Certificate Insurer and the Rating Agencies of the transfer of the servicing to the successor Servicer.

         (m) The Grantor Trustee shall give notice to the Owners, the Grantor Trustee, the Certificate Insurer and the Rating Agencies of the occurrence of any event described in paragraphs (a) or (b) above of which the Grantor Trustee is aware.

         Section 8.16. Inspections by Certificate Insurer; Errors and Omissions Insurance.

         (a) At any reasonable time and from time to time upon reasonable notice, the Grantor Trustee, the Certificate Insurer or any agents thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the Servicer's normal business hours with any of its officers or directors; provided, however, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer;

         (b) The Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of the FannieMae Guide or any successor provision thereof; provided, however, that if the Grantor Trustee shall become the Servicer, any customary insurance coverage that the Grantor Trustee maintains shall be deemed sufficient hereunder; provided, further, that in the event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Grantor Trustee shall promptly give such notice to the Certificate Insurer and the Owners. Upon the request of the Grantor Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond or errors and omission policy.

                               END OF ARTICLE VIII

                                   Article IX
                              TERMINATION OF TRUST

         Section 9.01. Termination of Trust.

         The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates, from amounts other than those available under the Certificate Insurance Policy, of all amounts held by the Grantor Trustee and required to be paid to such Owners pursuant to this Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the Class A-2 Internal Certificates in the Trust Estate and (b) the final payment to the Certificate Insurer of all amounts then owing to it. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James, living on the date hereof. The Grantor Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in
Section 11.05.

         Section 9.02. [RESERVED]

         Section 9.03. [RESERVED]

         Section 9.04. Disposition of Proceeds.

         The Grantor Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account.

                                END OF ARTICLE IX

                                   Article X
                               THE GRANTOR TRUSTEE

         Section 10.01. Certain Duties and Responsibilities.

         (a) The Grantor Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Grantor Trustee and (B) the banking institution that is the Grantor Trustee shall serve as the Grantor Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Grantor Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

         (b) Notwithstanding the appointment of the Servicer hereunder, the Grantor Trustee is hereby empowered to perform the duties of the Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Grantor Trustee, and that all parties hereto agree that, prior to any termination of the Servicer, the Servicer and, thereafter, the Grantor Trustee or any other successor servicer shall perform such duties.

         (c) No provision of this Agreement shall be construed to relieve the Grantor Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

    (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

    (2) the Grantor Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Grantor Trustee was negligent in ascertaining the pertinent facts; and

    (3) the Grantor Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Grantor Trustee, or exercising any trust or power conferred upon the Grantor Trustee, under this Agreement relating to such Certificates.

         (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Grantor Trustee shall be subject to the provisions of this Section.

         (e) No provision of this Agreement shall require the Grantor Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Grantor Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Grantor Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (f) The permissive right of the Grantor Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Grantor Trustee shall not be answerable for other than its own negligence or willful misconduct.

         (g) The Grantor Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

         Section  10.02. Removal of Grantor Trustee for Cause.

         (a) The Grantor Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (1) the Grantor Trustee shall fail to distribute to the Owners entitled hereto on any Payment Date amounts available for distribution in accordance with the terms hereof; (provided, however, that any such failure which is due to circumstances beyond the control of the Grantor Trustee shall not be a cause for removal hereunder); or

    (2) the Grantor Trustee shall fail in the performance of, or breach, any covenant or agreement of the Grantor Trustee in this Agreement, or if any representation or warranty of the Grantor Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Grantor Trustee by the Depositor, the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Certificates then Outstanding, a written notice specifying such failure or breach and requiring it to be remedied; or

    (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Grantor Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

    (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Grantor Trustee is appointed in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Grantor Trustee or relating to all or substantially all of its property; or

    (5) the Grantor Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

The Depositor shall give notice to the Certificate Insurer and the Rating Agencies of the occurrence of any such event of which the Depositor is aware.

         (b) if any event described in paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates or if there are no Offered Certificates then outstanding by such majority of the Percentage Interests represented by the Retained Certificates, may, whether or not the Grantor Trustee resigns pursuant to Section 10.09(b) hereof, immediately, concurrently with the giving of notice to the Grantor Trustee, and without delaying the 30 days required for notice therein, appoint a successor Grantor Trustee pursuant to the terms of Section
10.09 hereof.

         (c) The Servicer shall not be liable for any costs relating to the removal of the Grantor Trustee or the appointment of a new Grantor Trustee.

         Section 10.03. Certain Rights of the Grantor Trustee.

         Except as otherwise provided in Section 10.01 hereof:

         (a) the Grantor Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Depositor, the Certificate Insurer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

         (c) whenever in the administration of this Agreement the Grantor Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Grantor Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

         (d) the Grantor Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Grantor Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

         (e) the Grantor Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Grantor Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Grantor Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Grantor Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

         (g) the Grantor Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians;

         (h) the Grantor Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

         (i) the right of the Grantor Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Grantor Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

         (j) pursuant to the terms of this Agreement, the Servicer is required to furnish to the Grantor Trustee from time to time certain information and to make various calculations which are relevant to the performance of the Grantor Trustee's duties under this Agreement. The Grantor Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Grantor Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopies confirmation), that such information or calculations is or are incorrect, or
(ii) unless there is a manifest error in any such information; and

         (k) the Grantor Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

         Section 10.04. Not Responsible for Recitals or Issuance of
Certificates.

         The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Grantor Trustee, shall be taken as the statements of the Depositor and the Grantor Trustee assumes no responsibility for their correctness. The Grantor Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or the Trust Estate or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Grantor Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, in respect of the Class A-2 Internal Certificates deposited into or withdrawn from the Grantor Trust Account by the Servicer and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns or Securities and Exchange Commission filings for the Trust or to record this Agreement. The Grantor Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Grantor Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Grantor Trustee may conclusively assume that no default has occurred.

         Section 10.05. May Hold Certificates.

         The Grantor Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Grantor Trustee, any Paying Agent, Registrar or such other agent.

         Section 10.06. Money Held in Trust.

         Money held by the Grantor Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law, however such money shall be kept in a separate and segregated trust account in accordance with Section 7.02 hereof. The Grantor Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Grantor Trustee in its commercial capacity.

         Section 10.07. Compensation and Reimbursement; No Lien for Fees.

         The Grantor Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05 and Section 7.06 hereof. The Grantor Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.

         Section 10.08. Corporate Grantor Trustee Required; Eligibility.

         There shall at all times be a Grantor Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, acceptable to the Certificate Insurer and having a deposit rating of at least A2 by Moody's (or such lower rating as may be acceptable to Moody's), and deposit rating of A- by Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's) and, if rated by Fitch, having a rating of at least A- from Fitch (or such lower rating as may be acceptable to Fitch). If such Grantor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Grantor Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of ContiMortgage with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

         Section 10.09. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Grantor Trustee and no appointment of a successor Grantor Trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor Grantor Trustee under
Section 10.10 hereof.

         (b) The Grantor Trustee, or any Grantor Trustee or Grantor Trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register; provided, that the Grantor Trustee cannot resign solely for the failure to receive the Grantor Trustee Fee. A copy of such notice shall be sent by the resigning Grantor Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor Grantor Trustee or Grantor Trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of ContiMortgage, one copy of which instrument shall be delivered to the Grantor Trustee so resigning and one copy to the successor Grantor Trustee or Grantor Trustees. If no successor Grantor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Grantor Trustee may petition any court of competent jurisdiction for the appointment of a successor Grantor Trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Grantor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor Grantor Trustee.

         (c) If at any time the Grantor Trustee shall cease to be eligible under
Section 10.08 hereof and shall fail to resign after written request therefor by the Depositor or the Certificate Insurer, the Certificate Insurer or the Depositor with the consent of the Certificate Insurer may remove the Grantor Trustee and appoint a successor Grantor Trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Grantor Trustee so removed and one copy to the successor Grantor Trustee.

         (d) The Owners of a majority of the Percentage Interests represented by the Class A-2 Floating Certificates with the consent of the Certificate Insurer, may at any time remove the Grantor Trustee and appoint a successor Grantor Trustee acceptable to the Certificate Insurer by delivering to the Grantor Trustee to be removed, to the successor Grantor Trustee so appointed, to the Depositor, to the Certificate Insurer and to the Servicer copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

         (e) If the Grantor Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section
10.08 to serve as Grantor Trustee, the Certificate Insurer may remove the Grantor Trustee and appoint a successor Grantor Trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Grantor Trustee so removed and one complete set to the successor Grantor Trustee so appointed.

         (f) If the Grantor Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Grantor Trustee for any cause, ContiMortgage shall promptly appoint a successor Grantor Trustee acceptable to the Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Grantor Trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Certificates then Outstanding with the consent of the Certificate Insurer, the successor Grantor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Grantor Trustee and supersede the successor Grantor Trustee appointed by the Depositor. If no successor Grantor Trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Grantor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Grantor Trustee.

         (g) The Depositor shall give notice of any removal of the Grantor Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Grantor Trustee and the address of its corporate trust office.

         Section 10.10. Acceptance of Appointment by Successor Grantor Trustee.

         Every successor Grantor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Grantor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Grantor Trustee hereunder, and thereupon the resignation or removal of the predecessor Grantor Trustee shall become effective and such successor Grantor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Grantor Trustee, such predecessor Grantor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Grantor Trustee all of the rights, powers and trusts of the Grantor Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Grantor Trustee all property and money held by such Grantor Trustee so ceasing to act hereunder. Upon request of any such successor Grantor Trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Grantor Trustee all such rights, powers and trusts.

         Upon acceptance of appointment by a successor Grantor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Grantor Trustee, the successor Grantor Trustee shall cause such notice to be mailed at the expense of the Trust.

         No successor Grantor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article X.

         Section 10.11. Merger, Conversion, Consolidation or Succession to Business of the Grantor Trustee.

         Any corporation or association into which the Grantor Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Grantor Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Grantor Trustee, shall be the successor of the Grantor Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Grantor Trustee then in office, any successor by merger, conversion or consolidation to such Grantor Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Grantor Trustee had itself executed such Certificates.

         Section 10.12. Tax Returns and Reports.

         (a) The Grantor Trustee, upon request, will furnish the Servicer with all such information as may be reasonably required in connection with the Servicer's preparation of all Tax Returns of the Trust and, upon request within five (5) Business Days after its receipt thereof, shall (i) sign on behalf of the Trust any Tax Return that the Grantor Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Servicer for filing.

         (b) The Servicer shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to the Trust and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Owner of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. The Grantor Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Servicer.

         Section 10.13. Liability of the Grantor Trustee.

         The Grantor Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Grantor Trustee herein. Neither the Grantor Trustee nor any of the directors, officers, employees or agents of the Grantor Trustee shall be under any liability on any Certificate or otherwise to the Depositor, the Servicer, the Certificate Insurer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Grantor Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Grantor Trustee shall not be liable for losses on investments of amounts in the Certificate Account (except for any losses on obligations on which the bank serving as Grantor Trustee is the obligor). In addition, the Depositor and Servicer covenant and agree to indemnify the Grantor Trustee, and when the Grantor Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Grantor Trustee, and the Depositor shall pay all amounts not otherwise paid pursuant to Sections 2.05 and
7.06 hereof. The Grantor Trustee and any director, officer, employee or agent of the Grantor Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section
10.13 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 10.14. Appointment of Co-Grantor Trustee or Separate Grantor Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Servicer and the Grantor Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Grantor Trustee and reasonably acceptable to the Certificate Insurer to act as co-Grantor Trustee or co-Grantor Trustees, jointly with the Grantor Trustee, of all or any part of the Trust Estate or separate Grantor Trustee or separate Grantor Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this
Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Grantor Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in
Section 8.20(a) shall have occurred and be continuing, the Grantor Trustee subject to reasonable approval of the Certificate Insurer alone shall have the power to make such appointment. No co-Grantor Trustee or separate Grantor Trustee hereunder shall be required to meet the terms of eligibility as a successor Grantor Trustee under Section 10.08 and no notice to Owners of the appointment of any co-Grantor Trustee or separate Grantor Trustee shall be required under Section 10.09.

         Every separate Grantor Trustee and co-Grantor Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

        (i) All rights, powers, duties and obligations conferred or imposed upon the Grantor Trustee shall be conferred or imposed upon and exercised or performed by the Grantor Trustee and such separate Grantor Trustee or co-Grantor Trustee jointly (it being understood that such separate Grantor Trustee or co-Grantor Trustee is not authorized to act separately without the Grantor Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Grantor Trustee hereunder or as successor to the Servicer hereunder), the Grantor Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Grantor Trustee or co-Grantor Trustee, but solely at the direction of the Grantor Trustee;

        (ii) No co-Grantor Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Grantor Trustee hereunder; and

        (iii) The Servicer, the Certificate Insurer and the Grantor Trustee acting jointly may at any time accept the resignation of or remove any separate Grantor Trustee or co-Grantor Trustee.

         Any notice, request or other writing given to the Grantor Trustee shall be deemed to have been given to each of the then separate Grantor Trustees and co-Grantor Trustees, as effectively as if given to each of them. Every instrument appointing any separate Grantor Trustee or co-Grantor Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Grantor Trustee and co-Grantor Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Grantor Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Grantor Trustee. Every such instrument shall be filed with the Grantor Trustee and a copy thereof given to the Servicer.

         Any separate Grantor Trustee or co-Grantor Trustee may, at any time, constitute the Grantor Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Grantor Trustee or co-Grantor Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Grantor Trustee, to the extent permitted by law, without the appointment of a new or successor Grantor Trustee.

                                END OF ARTICLE X

                                   Article XI
                                  MISCELLANEOUS

         Section 11.01. Compliance Certificates and Opinions.

         Upon any application or request by the Depositor, the Certificate Insurer or the Owners to the Grantor Trustee to take any action under any provision of this Agreement, the Depositor, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Grantor Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

         (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 11.02. Form of Documents Delivered to the Grantor Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Grantor Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Grantor Trustee or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, or the Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor or the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Grantor Trustee, stating that the information with respect to such matters is in the possession of the Grantor Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Grantor Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 11.03. Acts of Owners.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Grantor Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Grantor Trustee and the Trust, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) The ownership of Certificates shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Grantor Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

         Section 11.04. Notices, etc. to Grantor Trustee.

         Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Grantor Trustee by any Owner, the Depositor or the Certificate Insurer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Grantor Trustee at the Corporate Trust Office.

         Section 11.05. Notices and Reports to Owners; Waiver of Notices.

         Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer is removed or resigns or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Grantor Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Grantor Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

         Section 11.06. Rules by Grantor Trustee.

         The Grantor Trustee may make reasonable rules for any meeting of Owners.

         Section 11.07. Successors and Assigns.

         All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 11.08. Severability.

         In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.09. Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 11.10. Legal Holidays.

         In any case where the date of any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         Section 11.11. Governing Law; Submission to Jurisdiction.

         (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

         (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

         (c) Each of the Depositor and the Servicer hereby irrevocably appoints and designates the Grantor Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof. The Servicer agrees that service of such process upon the Grantor Trustee shall constitute personal service of such process upon it.

         (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Certificate Insurer or the Servicer or any third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to the Class A-2 Floating Certificate in the courts of any jurisdiction.

         Section 11.12. Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.13. Usury.

         The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Grantor Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Grantor Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Grantor Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

         Section 11.14. Amendment.

         (a) The Grantor Trustee, the Depositor, and the Servicer may, at any time and from time to time, and without notice to or the consent of the Owners but with the consent of the Certificate Insurer amend this Agreement, subject to the provisions of Section 11.17 and the Grantor Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or adding provisions hereto which are not inconsistent with the provisions hereof; (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust, removing the restriction on transfer set forth in Section 5.08(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder or (iv) for any other purpose, provided that in the case of this clause (iv) such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Grantor Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to the Certificates without regard to the Certificate Insurance Policy. Notwithstanding anything to the contrary herein, no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, or (b) which affects in any manner the terms or provisions of the Certificate Insurance Policy.

         (b) Promptly after the execution of any such amendment, the Grantor Trustee shall furnish written notification of the substance of such amendment to the Certificate Insurer and each Owner in the manner set forth in Section 11.05, and to the Rating Agencies.

         (c) The Rating Agencies shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

         Section 11.15. Paying Agent; Appointment and Acceptance of Duties.

         The Grantor Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Grantor Trustee set forth in Section 10.08 hereof, appoint one or more other Paying Agents or successor Paying Agents.

         Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Grantor Trustee.

         Each such Paying Agent other than the Grantor Trustee shall execute and deliver to the Grantor Trustee an instrument in which such Paying Agent shall agree with the Grantor Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

         (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Owners in the proportion specified by the Grantor Trustee; and

         (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

         Any Paying Agent other than the Grantor Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Grantor Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Grantor Trustee.

         In the event of the resignation or removal of any Paying Agent other than the Grantor Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Grantor Trustee.

         Upon the appointment, removal or notice of resignation of any Paying Agent, the Grantor Trustee shall notify the Certificate Insurer and the Owners by mailing notice thereof at their addresses appearing on the Register.

         Section 11.16. [RESERVED]

         Section 11.17. Additional Limitation on Action and Imposition of Tax.

         Any provision of this Agreement to the contrary notwithstanding, the Grantor Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trust (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

         Section 11.18. [RESERVED]

         Section 11.19. The Certificate Insurer.

         Any right conferred to the Certificate Insurer hereunder shall be suspended and shall run to the benefit of the Owners during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. At such time as the Certificates and any Reimbursement Amounts are no longer Outstanding hereunder, the Certificate Insurer's rights hereunder shall terminate.

         Section 11.20. [RESERVED]

         Section 11.21. Third Party Rights.

         The Grantor Trustee, the Depositor and the Owners agree that the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement as if it were a party hereto.

         Section 11.22. Notices.

         All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

         The Grantor Trustee:     Manufacturers and Traders Trust Company
                                  One M&T Plaza
                                  Buffalo, New York  14203-2399
                                  Tel:  (716) 842-5589
                                  Fax:  (716) 842-5905
                                  Attention:  Corporate Trust Administration

         The Depositor:           ContiSecurities Asset Funding Corp.
                                  3811 West Charleston Blvd., Suite 104
                                  Las Vegas, NV  89102
                                  Attention:  Chief Counsel
                                  Tel:  (702) 822-5836
                                  Fax:  (702) 822-5839

         The Servicer:            ContiMortgage Corporation
                                  One Conti Park
                                  338 South Warminster Road
                                  Hatboro, Pennsylvania  19040-3430
                                  Attention:  Senior Vice President
                                   and Chief Counsel
                                  Tel:  (215) 347-3000
                                  Fax:  (215) 347-3400

         The Certificate

         Insurer:                 MBIA Insurance Corporation
                                  113 King St.
                                  Armonk, NY  10504
                                  Attention: Insured Portfolio Management - SF (ContiMortgage Grantor Trust 1998-A)
                                  Tel:  (914) 273-4545
                                  Fax:  (914) 765-3810

         Moody's:                 Moody's Investors Service
                                  99 Church Street
                                  New York, New York  10007
                                  Attention:  The Home Equity Monitoring
                                  Department
                                  Tel:  (212) 553-0300
                                  Fax:  (212) 553-4773

         Fitch:                   Fitch IBCA, Inc.
                                  One State Street Plaza
                                  New York, New York  10004
                                  Tel:  (800) 753-4824
                                  Fax:  (212) 376-6964

         Standard & Poor's:       Standard & Poor's
                                  26 Broadway, 15th Floor
                                  New York, New York  10004
                                  Tel:  (212) 208-8000
                                  Fax:  (212) 412-0224
                                  Attention: Manager of Structured Finance
                                   Operations Group

         Underwriters:            Merrill Lynch, Pierce, Fenner & Smith, Inc.
                                  26th Floor
                                  World Financial Center, North Tower
                                  New York, New York 10281-1326
                                  Tel: (212) 449-1000
                                  Fax: (212) 449-9015

                                  Greenwich Capital Markets, Inc.
                                  600 Steamboat Rd.
                                  Greenwich, CT  06830
                                  Tel:  (203) 622-5693
                                  Fax:  (203) 622-3650

                                  Bear, Stearns & Co.
                                  245 Park Avenue, 4th Floor
                                  New York, New York 10167
                                  Tel: (212) 272-3311
                                  Fax: (212) 272-7294

                                  ContiFinancial Services Corporation
                                  277 Park Avenue, 38th Floor
                                  New York, New York  10172
                                  Attention:  Chief Counsel, Chief
                                   Financial Officer and Chief Operating Officer
                                  Tel:  (212) 207-2822
                                  Fax:  (212) 207-5251

                                  Credit Suisse First Boston
                                  11 Madison Avenue
                                  New York, New York  10010
                                  Attention:  Asset Finance
                                  Tel:  (212) 325-2000
                                  Fax:  (212) 325-8261

                                  Morgan Stanley Dean Witter
                                  1585 Broadway
                                  New York, New York 10036
                                  Tel: (212) 761-4000
                                  Fax: (212) 761-0782

                                  Nomura Securities International, Inc.
                                  2 World Financial Center
                                  Building B
                                  21st Floor
                                  New York, New York  10281-1198
                                  Tel: (212) 667-9087
                                  Fax: (212) 667-1391
                                  Attention: Helaine Hebble

         Owners:                  As set forth in the Register.

         Others:                  Any notice to the Depositor or the Servicer
                                   shall also be furnished to:

                                  ContiTrade Services L.L.C.
                                  Chief Counsel
                                  277 Park Avenue, 38th Floor
                                  New York, New York  10172
                                  Tel:  (212) 207-2822
                                  Fax:  (212) 207-5251

                                END OF ARTICLE XI

         IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Grantor Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                     CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor

                                     By:
                                        --------------------------------------
                                     Title:


                                     By:
                                        --------------------------------------
                                     Title:

                                     CONTIMORTGAGE CORPORATION, as Servicer

                                     By:
                                        --------------------------------------
                                     Title:


                                     By:
                                        --------------------------------------
                                     Title:

                                     MANUFACTURERS AND TRADERS TRUST
                                     COMPANY, as Grantor Trustee

                                     By:
                                        --------------------------------------
                                     Title:    Assistant Vice President



                 [Signature Page to the Grantor Trust Agreement]

STATE OF NEW YORK   )
                    ): ss.:

COUNTY OF NEW YORK  )

         On the   th day of June, 1998, before me personally came            and
            , to me known, who, being by me duly sworn, did depose and say that
he/she resides at                    and                     , respectively;
that he/she is an Authorized Signatory of ContiSecurities Asset Funding Corp., a Delaware Corporation; and that he/she signed his/her name thereto by order of the respective Boards of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

STATE OF PENNSYLVANIA  )
                       ): ss
COUNTY OF MONTGOMERY   )

         On the      day of June, 1998, before me personally came           , to
me known, who, being by me duly sworn, did depose and say that he/she resides at
Bucks County; that he/she is a            of ContiMortgage Corporation, a
Delaware Corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

GRA7-17.doc

STATE OF NEW YORK    )
                     ): ss.:
COUNTY OF NEW YORK   )

         On the 26th day of June, 1998, before me personally came Neil Witoff, to me known, who, being by me duly sworn did depose and say that he resides at Clarence, New York; that he is an Assistant Vice President of Manufacturers and Traders Trust Company, the New York banking corporation described in and that executed the above instrument as Grantor Trustee; and that he signed his name thereto by order of the Board of Directors of said New York banking corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                                                       EXHIBIT A

                                          FORM OF CLASS A-2 FLOATING CERTIFICATE

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                       CONTIMORTGAGE GRANTOR TRUST 1998-A
                            PASS-THROUGH CERTIFICATE
                               CLASS A-2 Floating
                        (Floating Rate Pass-Through Rate)

                 Representing Certain Interests in a Serviced by

                            CONTIMORTGAGE CORPORATION

         (This certificate does not represent an interest in, or an obligation of, nor is it insured or guaranteed by, ContiSecurities Asset Funding Corp., or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the ContiMortgage Home Equity Loan Trust 1998-2, Class A-2 Internal Certificates and certain other property held by the Grantor Trust.)

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Grantor Trust 1998-A") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the Cede & Co. or in such other name as is requested by an authorized representative of the DTC (and any payment is made to the Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Cede & Co., has an interest herein.

No:  A-2 Floating                                                      21075WHF5
                                                                           CUSIP

$175,000,000                     June 29, 1998                   March 15, 2013
------------                     -------------                   --------------
Original Certificate                 Date                        Final Scheduled
Principal Balance                                                Payment Date

                                  CEDE & CO.
                                  ----------
                                Registered Owner

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the ContiMortgage Home Equity Loan Trust 1998-2, Class A-2 Internal Certificates (the "Class A-2 Internal Certificates"); (b) the Swap Agreement; (c) the Insurance

Policy; (d) such amounts as may be held by the Grantor Trustee in the Grantor Trust Account whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (e) proceeds of all the foregoing (including, but not by way of limitation, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Grantor Trust Agreement.

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Floating Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1998 (the first Payment
Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Grantor Trustee. The Grantor Trust Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Grantor Trust Agreement.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 15, 1998 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Grantor Trust 1998-A Pass-Through Certificates, Class A-2 Floating (the "Class A-2 Floating Certificates") and issued under and subject to the terms, provisions and conditions of that certain Grantor Trust Agreement dated as of June 1, 1998 (the "Grantor Trust Agreement") by and among ContiMortgage Corporation, in its capacity as a Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Grantor Trustee (the "Grantor Trustee"), to which Grantor Trust Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Grantor Trust Agreement.

         On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1998, the Owners of the Class A-2 Floating Certificates as of the close of business on the day preceding the day on which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-2 Floating Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Floating Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Grantor Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-2 Floating Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-2 Floating Certificates. The Percentage Interest of each Class A-2 Floating Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-2 Floating Certificate on the Startup Day by the aggregate Class A-2 Floating Certificate Principal Balance on the Startup Day.

         The Grantor Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Grantor Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Grantor Trustee to such Owner for all purposes of the Grantor Trust Agreement.

         The Class A-2 Floating Certificates will be serviced by the Servicer pursuant to the Grantor Trust Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, or guaranteed by, ContiSecurities Asset Funding Corp. or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Class A-2 Internal Certificates and amounts on deposit in the Grantor Trust Account (except as otherwise provided in the Grantor Trust Agreement).

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Grantor Trust Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Grantor Trust Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Grantor Trust Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Grantor Trust Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         The Grantor Trust Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the Class A-2 Internal Certificate in the Grantor Trust Estate or (b) the final payment to the Certificate Insurer of all amounts then owing to it.

         The Grantor Trustee shall give written notice of termination of the Grantor Trust Agreement to each Owner in the manner set forth therein.

         As provided in the Grantor Trust Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Grantor Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Grantor Trustee, and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Grantor Trust Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Grantor Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Grantor Trust Agreement.

         The Class A-2 Floating Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Grantor Trust Agreement and subject to certain limitations therein set forth, Class A-2 Floating Certificates are exchangeable for new Class A-2 Floating Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Grantor Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Grantor Trustee and any agent of the Grantor Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Grantor Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Grantor Trust Agreement.

         IN WITNESS WHEREOF, the Grantor Trustee has caused this Certificate to be duly executed.

                                              MANUFACTURERS AND TRADERS
                                              TRUST COMPANY, as Grantor Trustee

                                              By:
                                                 -------------------------------
                                              Name:  Neil Witoff
                                              Title: Assistant Vice President

Grantor Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Grantor Trustee
By:
   -----------------------------
Name:  Neil Witoff
Title: Assistant Vice President
Date of Authentication:  June 29, 1998

                                                                       EXHIBIT B

                                               FORM OF GRANTOR TRUSTEE'S RECEIPT

                   GRANTOR TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT
                   -------------------------------------------

         Manufacturers and Traders Trust Company, in its capacity as Grantor Trustee (the "Grantor Trustee") under that certain Grantor Trust Agreement dated as of June 1, 1998 (the "Grantor Trust Agreement") among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage Corporation, a Delaware corporation, as the servicer ("ContiMortgage") and Manufacturers and Traders Trust Company, as trustee (the "Grantor Trustee"), hereby acknowledges receipt of the Class A-2 Internal Certificates pursuant to Section 3.05 the Grantor Trust Agreement.

                                              MANUFACTURERS AND TRADERS TRUST
                                              COMPANY, AS GRANTOR TRUSTEE

                                              By:
                                                 ------------------------------
                                              Name:    Neil B. Witoff
                                              Title:   Assistant Vice President

Dated: June 29, 1998

                                                                       EXHIBIT C

                                                          FORM OF DELIVERY ORDER

                                 DELIVERY ORDER
                                 --------------

Manufacturers and Traders Trust Company, as Grantor Trustee
under the Grantor Trust Agreement
One M&T Plaza
Buffalo, New York  14203

Attention:  Corporate Trust Department

Dear Ladies and Gentlemen:

         Pursuant to Section 4.01 of the Grantor Trust Agreement, dated as of June 1, 1998 (the "Pooling and Servicing Agreement"), among ContiSecurities Asset Funding Corp. ("ContiSecurities"), as Depositor, ContiMortgage Corporation, as the servicer and Manufacturers and Traders Trust Company, as trustee (the "Grantor Trustee"), ContiSecurities HEREBY CERTIFIES that all conditions precedent to the issuance of the Grantor Trust 1998-A, Pass-Through Certificates, Class A-2 Floating (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order.

                                     Very truly yours,

                                     CONTISECURITIES ASSET FUNDING CORP.



                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                           ---------------------------------

                                     By:
                                         -----------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                           ---------------------------------

Dated: June 29, 1998